Exhibit 99.1

Analog Devices Reports Record Revenue for the Second Quarter Fiscal 2023
•Revenue of $3.26 billion increased 10% year-over-year, led by another quarter of record results in Industrial and Automotive
•Operating cash flow of $4.9 billion and free cash flow of $4.0 billion on a trailing twelve-month basis
•Returned $1.5 billion to shareholders through $1.1 billion of share repurchases and $0.4 billion of dividends during the second quarter
WILMINGTON, Mass.--(BUSINESS WIRE)--May 24, 2023--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its second quarter fiscal year 2023, which ended April 29, 2023.
“ADI continued to execute well in the second quarter with revenue growth for the thirteenth consecutive quarter and record earnings per share,” said Vincent Roche, CEO and Chair. “Looking to the second half, we expect revenue to moderate given the continued economic uncertainty and normalizing supply chains. However, I am confident in ADI’s ability to navigate short-term business cycles due to the strength and diversity of our franchise, our hybrid manufacturing model, and alignment to secular growth trends.”
Roche continued, “Longer term, the center of gravity for data processing is shifting from the cloud to the edge, thanks to emerging applications that include Industry 4.0, Smart Energy Systems, Electric Vehicles, Advanced Connectivity, and Immersive Consumer. ADI’s alignment with these applications, where semiconductor content per dollar of capex is increasing, presents tremendous growth opportunities. I am excited for what our future holds as we continue to deliver breakthrough solutions at the Intelligent Edge for our customers.”

Performance for the Second Quarter of Fiscal 2023

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Apr. 29, 2023	Apr. 30, 2022	Change
Revenue	$3,263	$2,972	10%
Gross margin	$2,145	$1,945	10%
Gross margin percentage	65.7%	65.4%	30 bps
Operating income	$1,128	$918	23%
Operating margin	34.6%	30.9%	370 bps
Diluted earnings per share	$1.92	$1.49	29%

Adjusted Results
Adjusted gross margin	$2,404	$2,205	9%
Adjusted gross margin percentage	73.7%	74.2%	(50 bps)
Adjusted operating income	$1,671	$1,495	12%
Adjusted operating margin	51.2%	50.3%	90 bps
Adjusted diluted earnings per share	$2.83	$2.40	18%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Apr. 29, 2023	Apr. 29, 2023
Net cash provided by operating activities		$1,082	$4,885
% of revenue		33%	38%
Capital expenditures		$(284)	$(930)
Free cash flow		$797	$3,955
% of revenue		24%	31%

		Three Months Ended	Trailing Twelve Months
Cash Return		Apr. 29, 2023	Apr. 29, 2023
Dividend paid		$(435)	$(1,605)
Stock repurchases		(1,153)	(3,532)
Total cash returned		$(1,588)	$(5,137)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Third Quarter of Fiscal Year 2023

For the third quarter of fiscal 2023, we are forecasting revenue of $3.10 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 31.9%, +/-130 bps, and adjusted operating margin of approximately 48.5%, +/-70 bps. We are planning for reported EPS to be $1.64, +/-$0.12, and adjusted EPS to be $2.52, +/-$0.10.

Our third quarter fiscal 2023 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.86 per outstanding share of common stock. The dividend will be paid on June 14, 2023 to all shareholders of record at the close of business on June 5, 2023.

Conference Call Scheduled for Today, Wednesday, May 24, 2023 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2023 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of the Acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above, certain other income tax benefits associated with prior periods and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY22 and approximately 25,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; economic uncertainty, business cycles, and demand and supply chains; capital expenditures; expected revenue, operating margin, earnings per share, and other financial results; expected market trends and acceleration of those trends, market share gains, growth opportunities; expected product solutions, offerings, capabilities, and applications and the importance of our product offerings and technologies to our customers; and market position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending or cancellations of orders for our products; unavailability of raw materials, services, supplies or manufacturing capacity; disruptions to our manufacturing operations or our ability to execute our business strategy; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel including as a result of labor shortages; changes in demand for semiconductors; the uncertainly as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; attempted or actual security breaches and other cybersecurity incidents that disrupt our operations; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Apr. 29, 2023	Apr. 30, 2022	Apr. 29, 2023	Apr. 30, 2022
Revenue	$3,262,930	$2,972,064	$6,512,560	$5,656,357
Cost of sales	1,118,384	1,027,544	2,243,673	2,309,840
Gross margin	2,144,546	1,944,520	4,268,887	3,346,517
Operating expenses:
Research and development	415,754	420,901	829,849	847,681
Selling, marketing, general and administrative	324,251	305,308	650,535	602,673
Amortization of intangibles	253,021	253,476	506,163	506,843
Special charges, net	23,136	46,674	23,136	106,402
Total operating expenses	1,016,162	1,026,359	2,009,683	2,063,599
Operating income	1,128,384	918,161	2,259,204	1,282,918
Nonoperating expense (income):
Interest expense	63,252	49,548	123,705	$101,512
Interest income	(12,575)	(563)	(23,404)	$(781)
Other, net	(10,216)	(10,069)	(2,493)	$(20,613)
Total nonoperating expense (income)	40,461	38,916	97,808	80,118
Income before income taxes	1,087,923	879,245	2,161,396	1,202,800
Provision for income taxes	110,267	95,972	222,266	139,450
Net income	$977,656	$783,273	$1,939,130	$1,063,350

Shares used to compute earnings per common share - basic	504,715	522,370	505,918	523,831
Shares used to compute earnings per common share - diluted	508,725	526,264	509,955	528,203

Basic earnings per common share	$1.94	$1.50	$3.83	$2.03
Diluted earnings per common share	$1.92	$1.49	$3.80	$2.01

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Apr. 29, 2023	Oct. 29, 2022
Cash & cash equivalents	$1,177,609	$1,470,572
Accounts receivable	1,616,256	1,800,462
Inventories	1,648,136	1,399,914
Other current assets	302,919	267,044
Total current assets	4,744,920	4,937,992
Net property, plant and equipment	2,742,016	2,401,304
Goodwill	26,913,134	26,913,134
Intangible assets, net	12,261,693	13,265,406
Deferred tax assets	2,248,858	2,264,888
Other assets	634,118	519,626
Total assets	$49,544,739	$50,302,350

Current liabilities	$2,646,410	$2,442,655
Long-term debt	6,475,646	6,548,625
Deferred income taxes	3,325,350	3,622,538
Other non-current liabilities	1,084,109	1,223,209
Shareholders' equity	36,013,224	36,465,323
Total liabilities & shareholders' equity	$49,544,739	$50,302,350

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	Apr. 29, 2023	Apr. 30, 2022	Apr. 29, 2023	Apr. 30, 2022
Cash flows from operating activities:
Net income	$977,656	$783,273	$1,939,130	$1,063,350
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	80,260	71,851	165,581	137,016
Amortization of intangibles	501,536	504,255	1,003,713	1,008,900
Stock-based compensation expense	69,102	70,996	144,143	157,935
Cost of goods sold for inventory acquired	—	—	—	271,396
Deferred income taxes	(133,756)	(88,341)	(280,110)	(122,992)
Non-cash operating lease costs	(4,256)	(35,520)	(6,902)	(27,697)
Other	(2,708)	(654)	9,670	(10,225)
Changes in operating assets and liabilities	(406,253)	(84,054)	(487,339)	(399,463)
Total adjustments	103,925	438,533	548,756	1,014,870
Net cash provided by operating activities	1,081,581	1,221,806	2,487,886	2,078,220
Cash flows from investing activities:
Additions to property, plant and equipment	(284,338)	(118,779)	(460,496)	(229,912)
Other	(183)	5,186	(81)	13,010
Net cash used for investing activities	(284,521)	(113,593)	(460,577)	(216,902)
Cash flows from financing activities:
Early termination of debt	(65,688)	—	(65,688)	(519,116)
Dividend payments to shareholders	(435,213)	(397,544)	(820,665)	(760,189)
Repurchase of common stock	(1,152,951)	(776,840)	(1,807,508)	(852,860)
Proceeds from employee stock plans	25,774	11,582	67,012	20,054
Proceeds from commercial paper notes	253,635	—	253,635	—
Other	84,530	14,617	52,942	26,657
Net cash used for financing activities	(1,289,913)	(1,148,185)	(2,320,272)	(2,085,454)
Effect of exchange rate changes on cash	—	(12,694)	—	(16,095)
Net decrease in cash and cash equivalents	(492,853)	(52,666)	(292,963)	(240,231)
Cash and cash equivalents at beginning of period	1,670,462	1,790,399	1,470,572	1,977,964
Cash and cash equivalents at end of period	$1,177,609	$1,737,733	$1,177,609	$1,737,733

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of revenue within, each end market.

	Three Months Ended
	April 29, 2023			April 30, 2022
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,744,567	53%	16%	$1,502,731	51%
Automotive	784,775	24%	24%	633,255	21%
Communications	453,530	14%	(4)%	474,722	16%
Consumer	280,058	9%	(22)%	361,356	12%
Total revenue	$3,262,930	100%	10%	$2,972,064	100%

	Six Months Ended
	April 29, 2023			April 30, 2022
	Revenue	% of Revenue[1]	Y/Y %	Revenue	% of Revenue[1]
Industrial	$3,438,006	53%	21%	$2,849,577	50%
Automotive	1,498,178	23%	27%	1,183,985	21%
Communications	941,735	14%	6%	887,663	16%
Consumer	634,641	10%	(14)%	735,132	13%
Total revenue	$6,512,560	100%	15%	$5,656,357	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Apr. 29, 2023	Apr. 30, 2022	Apr. 29, 2023	Apr. 30, 2022
Gross margin	$2,144,546	$1,944,520	$4,268,887	$3,346,517
Gross margin percentage	65.7%	65.4%	65.5%	59.2%
Acquisition related expenses	259,312	260,748	526,826	789,363
Adjusted gross margin	$2,403,858	$2,205,268	$4,795,713	$4,135,880
Adjusted gross margin percentage	73.7%	74.2%	73.6%	73.1%

Operating expenses	$1,016,162	$1,026,359	$2,009,683	$2,063,599
Percent of revenue	31.1%	34.5%	30.9%	36.5%
Acquisition related expenses	(257,293)	(260,904)	(515,352)	(523,104)
Acquisition related transaction costs	(2,668)	(8,537)	(5,232)	(21,429)
Special charges, net	(23,136)	(46,674)	(23,136)	(106,402)
Adjusted operating expenses	$733,065	$710,244	$1,465,963	$1,412,664
Adjusted operating expenses percentage	22.5%	23.9%	22.5%	25.0%

Operating income	$1,128,384	$918,161	$2,259,204	$1,282,918
Operating margin	34.6%	30.9%	34.7%	22.7%
Acquisition related expenses	516,605	521,652	1,042,178	1,312,467
Acquisition related transaction costs	2,668	8,537	5,232	21,429
Special charges, net	23,136	46,674	23,136	106,402
Adjusted operating income	$1,670,793	$1,495,024	$3,329,750	$2,723,216
Adjusted operating margin	51.2%	50.3%	51.1%	48.1%

Nonoperating expense (income)	$40,461	$38,916	97,808	80,118
Acquisition related expenses	7,155	2,288	9,443	4,587
Adjusted nonoperating expense (income)	$47,616	$41,204	$107,251	$84,705

Income before income taxes	$1,087,923	$879,245	$2,161,396	$1,202,800
Acquisition related expenses	509,450	519,364	1,032,735	1,307,880
Acquisition related transaction costs	2,668	8,537	5,232	21,429
Special charges, net	23,136	46,674	23,136	106,402
Adjusted income before income taxes	$1,623,177	$1,453,820	$3,222,499	$2,638,511

Provision for income taxes	$110,267	$95,972	$222,266	$139,450
Effective tax rate	10.1%	10.9%	10.3%	11.6%
Tax related items	75,248	95,828	157,091	210,217
Adjusted provision for income taxes	$185,515	$191,800	$379,357	$349,667
Adjusted tax rate	11.4%	13.2%	11.8%	13.3%

Diluted EPS	$1.92	$1.49	$3.80	$2.01
Acquisition related expenses	1.00	0.99	2.03	2.48
Acquisition related transaction costs	0.01	0.02	0.01	0.04
Special charges, net	0.05	0.09	0.05	0.20
Tax related items	(0.15)	(0.18)	(0.31)	(0.40)
Adjusted diluted EPS*	$2.83	$2.40	$5.58	$4.33
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Apr. 29, 2023	Apr. 29, 2023	Jan. 28, 2023	Oct. 29, 2022	Jul. 30, 2022
Revenue	$12,870,156	$3,262,930	$3,249,630	$3,247,716	$3,109,880
Net cash provided by operating activities	$4,885,068	$1,081,581	$1,406,305	$1,149,336	$1,247,846
% of Revenue	38%	33%	43%	35%	40%
Capital expenditures	$(929,892)	$(284,338)	$(176,158)	$(304,512)	$(164,884)
Free cash flow	$3,955,176	$797,243	$1,230,147	$844,824	$1,082,962
% of Revenue	31%	24%	38%	26%	35%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending July 29, 2023
	Reported	Adjusted
Revenue	$3.1 Billion	$3.1 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	31.9%	48.5% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expense	~ $55 Million	~ $55 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$1.64	$2.52 (3)
	(+/- $0.12)	(+/- $0.10)

(1) Includes $513 million of adjustments related to acquisition related expenses and $3 million of adjustments related to acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $69 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.88 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com

(ADI-WEB)